                                                          EXHIBIT 10.6.1

                                                          E-Z SERVE

                                                          Final December 1, 1994





                                   AGREEMENT



                                    BETWEEN



                             DILLON COMPANIES, INC.



                                      AND



                       E-Z SERVE CONVENIENCE STORES, INC.

                                                          E-Z SERVE

                                                          Final December 1, 1994



                              TABLE OF CONTENTS

                                                                                                           Page
                                                                                                           ----
 1.      Purchase And Sale Of Stock                                                                             1

 2.      Representations And Warranties                                                                         3

 3.      Covenants And Agreements                                                                              18

 4.      Closing                                                                                               22

 5.      Severance Provisions                                                                                  33

 6.      Tax Matters                                                                                           37

 7.      Environmental                                                                                         40

 8.      Termination                                                                                           44

 9.      Indemnification                                                                                       46

10.      General Provisions                                                                                    52

                                                          E-Z SERVE

                                                          Final December 1, 1994



                                    EXHIBITS


1.2              Time Saver Non-Property Assets & Liabilities

2.1(a)(iii)      Exceptions to State Qualifications

2.1(a)(iii)(A)   List of each jurisdiction that Time Saver and Delight are licensed or qualified to do business as a foreign corporation

2.1(a)(v)        Missing approvals, licenses and permits to conduct business

2.1(a)(vi)       Violations from execution and delivery

2.1(a)(vii)      Time Saver and Delight Articles of Incorporation and bylaws

2.1(b)           Outstanding options, rights, etc.

2.1(c)           Owned investments, corporations, etc.

2.1(d)           Time Saver and Delight Officers and Directors

2.1(f)           Time Saver Liabilities since 1/2/94

2.1(g)           Time Saver and Delight Agreements with Officers, Directors,
                 Employees Consultants and Agents

                                                          E-Z SERVE

                                                          Final December 1, 1994




2.1(h)           Time Saver and Delight employee benefits, programs, etc.

2.1(i)           Time Saver and Delight employee compensation, bonus, pension, profit sharing/retirement plan and collective-bargaining agreements

2.1(j)(i)        Time Saver and Delight property subject to tax liens

2.1(j)(ii)       Time Saver and Delight federal, state, and local tax returns since 1990

2.1(k)           Time Saver and Delight violations or defaults - laws or regulations

2.1(l)           Time Saver and Delight claims or court actions

2.1(m)           Time Saver and Delight mortgage defaults

2.1(n)           Title Exceptions

2.1(n)(i)        Assignments of leases of real or personal property

2.1(n)(ii)       Time Saver and Delight legal descriptions and surveys for each parcel real property  owned in fee

2.1(p)(i)        Time Saver store list - owned, leased, and franchised

2.1(p)(ii)       Time Saver equipment

                                                          E-Z SERVE

                                                          Final December 1, 1994



2.1(q)           Violations of laws, etc.

2.1(r)(i)        Time Saver and Delight material contracts/agreements

2.1(r)(ii)       Non-Compete Agreements

2.1(s)           Time Saver and Delight accounts and notes receivable

2.1(t)(i)        Time Saver letters of credit/powers of attorney

2.1(t)(ii)       Time Saver powers of attorney (governmental agencies)

2.1(u)           Hazardous Materials Releases

2.1(v)(i)        Discharged Liens

2.1(v)(ii)       Dividends, etc.

2.1(v)(iii)      Cancelled debts, claims, etc.

2.1(v)(iv)       Extraordinary transactions

2.1(v)(v)        Material adverse change in financial condition

2.1(v)(vi)       Damage, destruction, etc.

                                                          E-Z SERVE

                                                          Final December 1, 1994



2.1(v)(vii)      Time Saver and Delight Intellectual Property

2.1(w)           Employee Benefit Plans-Failures to Report/Contribute

2.2(b)           E-Z suits, etc.

4.3(b)           Shareholder Opinion of Counsel

4.3(b)(vi)       Litigation and governmental investigations

4.4(a)           Wiring Instructions

4.4(b)           E-Z Opinion of Counsel

5.1(i)           Time Saver Severance Policy

5.1(ii)          E-Z Severance Policy

5.2              Employment Agreements

5.6              Employees with Wage Continuation - To be Attached at Closing

7.2(a)(i)        Time Saver locations, owned or leased

7.2(a)(ii)       UST Sites

                                                          E-Z SERVE

                                                          Final December 1, 1994




7.2(a)(iii)      Release, Qualified and Non-Qualified UST Sites

7.2(c)           Time Saver Expenditures

7.2(d)           Non-Release Sites

7.2(e)           UST Sites containing non-operating underground storage tanks

                                                          E-Z SERVE

                                                          Final December 1, 1994



                             LIST OF DEFINED TERMS


"Claims " - as defined on                                                                      Page 49

"Closing Financial Statements" - as defined on                                                 Page 3

"Code" - as defined on                                                                         Page 8

"Confidentiality Agreement" - as defined on                                                    Page 20

"Damages" - as defined on                                                                      Page 46

"Delight" - as defined on                                                                      Page 3

"Eligible Employee" - as defined on                                                            Page 33

"Employee Benefit Plans" - as defined on                                                       Page 7

"Environmental Claim" - as defined on                                                          Page 13

"Environmental Law" - as defined on                                                            Page 14

"ERISA" - as defined on                                                                        Page 7

"E-Z" -  as defined on                                                                         Page 1

                                                          E-Z SERVE

                                                          Final December 1, 1994




"E-Z Indemnitees" - as defined on                                                             Page 46

"E-Z Severance Payment" - as defined on                                                       Page 33

"Financing" - as defined on                                                                   Page 24

"Financial Statements" - as defined on                                                        Page 6

"401(k) Plan" - as defined on                                                                 Page 34

"Fund" - as defined on                                                                        Page 40

"GAAP" - as defined on                                                                        Page 3

"Hazardous Materials" - as defined on                                                         Page 14

"H-S-R" - as defined on                                                                       Page 19

"Material Adverse Effect" - as defined on                                                     Page 4

"Non-Property Capital" - as defined on                                                        Page 2

"Non-Qualified UST Sites - as defined on                                                      Page 41

"Non-Release Sites" - as defined on                                                           Page 42

                                                          E-Z SERVE

                                                          Final December 1, 1994



"Profit Sharing Plan" - as defined on                                                         Page 34

"Purchase Price" - as defined on                                                              Page 2

"Qualifying Remediation" - as defined on                                                      Page 41

"Qualified UST Sites - as defined on                                                          Page 41

"Releases" - as defined on                                                                    Page 14

"Release UST Sites" - as defined on                                                           Page 41

"Remediation" - as defined on                                                                 Page 40

"Severance Period" - as defined on                                                            Page 33

"Shareholder" - as defined on                                                                 Page 1

"Shareholder Indemnitees" - as defined on                                                     Page 48

"Shareholder Severance" - as defined on                                                       Page 33

"Stock" - as defined on                                                                       Page 1

"Study" - as defined on                                                                       Page 40

                                                          E-Z SERVE

                                                          Final December 1, 1994




"Time Saver" - as defined on                                                                  Page 1

"UST Sites" - as defined on                                                                   Page 41

"Warehouse" - as defined on                                                                   Page 40

"8023-A Statement" - as defined on                                                            Page 38

                                                          E-Z SERVE

                                                          Final December 1, 1994




         THIS AGREEMENT, made as of the 2nd day of December, 1994, by and between DILLON COMPANIES, INC. ("Shareholder"), a Kansas corporation with its principal place of business at 700 East 30th Street, Hutchinson, Kansas, and E-Z Serve Convenience Stores, Inc. ("E-Z"), a Delaware corporation with its principal place of business at 2550 North Loop West, Suite 600, Houston, Texas.

         WHEREAS, Shareholder is the sole shareholder of Time Saver Stores, Inc., a Kansas corporation ("Time Saver");

         WHEREAS, E-Z, subject to the terms and conditions of this Agreement, desires to acquire all of the issued and outstanding capital stock (the "Stock") of Time Saver; and

         WHEREAS, the Shareholder, subject to the terms and conditions of this Agreement, desires to sell the Stock to E-Z;

         NOW, THEREFORE, in consideration of the mutual covenants, representations and warranties contained herein, the parties agree as follows:

         1.      PURCHASE AND SALE OF STOCK

                 1.1 Subject to the terms and conditions of this Agreement, E-Z shall purchase from Shareholder, and Shareholder shall sell, transfer and deliver to E-Z all right, title, and interest in and to all of the issued and outstanding shares of Stock, free and clear of all liens, pledges, claims, interests, and encumbrances of any kind, on the Closing Date, as

                                                          E-Z SERVE

                                                          Final December 1, 1994



hereinafter defined in Article 4. The Shareholder will pay or provide for payment of all applicable stock transfer taxes.

                 1.2 The total purchase price (the "Purchase Price") to be paid for the Stock shall be Twenty Nine Million Nine Hundred Sixty Thousand Dollars ($29,960,000). Subject to the terms and conditions of this Agreement, E-Z shall, on the Closing Date, deliver the Purchase Price by wire transfer of funds to the Shareholder in accordance with Section 4.4.

                 The Purchase Price shall be subject to adjustment (i) upward by an amount equal to the amount by which Time Saver's Non-Property Capital, as defined below, exceeds $0, or (ii) downward by an amount equal to the amount by which the Non-Property Capital is less than $0. For purposes of this Agreement, the "Non-Property Capital" shall be equal to Time Saver's non-property assets evidenced by the accounts listed on Exhibit 1.2 attached hereto minus Time Saver's non-property liabilities evidenced by the accounts listed on Exhibit 1.2 attached hereto, with all such accounts determined in the same manner as the Closing Financial Statements, as defined below.

                 If the Purchase Price is required to be adjusted pursuant to this section, Shareholder or E-Z, as the case may be, shall, within 15 business days after (i) the date on which copies of the Closing Financial Statements shall have been delivered to Shareholder and E-Z, or (ii) the final determination pursuant to Section 10.8 of the adjustment to the Purchase Price, pay to the other party, by wire transfer of funds, an amount equal to the total Purchase Price adjustment; provided, however, that to the extent the parties agree on an amount that is due pursuant to this Section 1.2, such amount shall be paid inaccordance with clause (i) above and any disputed amount shall be paid in accordance

                                                          E-Z SERVE

                                                          Final December 1, 1994


with clause (ii) above.

                 The Time Saver financial statements, including a balance sheet and statement of income, for the partial year ended as of the Closing Date (the "Closing Financial Statements"), shall be prepared by Shareholder within thirty
(30) days after the Closing Date, in accordance with generally accepted accounting principles ("GAAP") applied on a basis consistent with the basis on which the Financial Statements (as defined at Section 2.1(e)) were prepared (including usual and customary adjustments of the kind ordinarily made at year-end) and shall be consolidated to include the financial affairs of Time Saver's wholly-owned subsidiary, Delight Distributing and Sales Co., Inc. ("Delight").

         2.      REPRESENTATIONS AND WARRANTIES

                 2.1 The Shareholder represents and warrants to E-Z that each of the following will be true and correct as of the date hereof and as of the Closing Date:

                 (a) (i) Time Saver is a corporation duly organized, validly existing and in good standing under the laws of the State of Kansas. Delight is a corporation duly organized, validly existing and in good standing under the laws of the State of Louisiana.

                     (ii) Each of Time Saver and Delight has the corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted in each jurisdiction wherein such properties are located and such business is currently conducted;

                                                          E-Z SERVE

                                                          Final December 1, 1994





                    (iii) Except as described on Exhibit 2.1(a)(iii), each of Time Saver and Delight is duly qualified as a foreign and domestic corporation, respectively, and is in good standing in every jurisdiction in which the nature of its business or of its properties makes such qualification necessary.
Exhibit 2.1(a)(iii)(A) contains a list of each jurisdiction in which Time Saver and Delight are duly licensed or qualified to do business as a foreign corporation;

                     (iv) The Shareholder has the corporate power and authority to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to perform all the terms and conditions hereof to be performed by it. This Agreement constitutes the valid and binding obligation of the Shareholder enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors' rights generally and by general principles of equity (whether applied in a proceeding at law or in equity);

                      (v) Except as otherwise disclosed on Exhibit 2.1(a)(v), Time Saver and Delight have received and maintain all approvals, licenses, and permits of federal, state and local authorities necessary for them to conduct their respective business as currently conducted, except to the extent that the failure to receive same will not have a material adverse effect on the business, assets, operations, properties, prospects or condition of Time Saver and Delight, taken as a whole ("Material Adverse Effect");

                     (vi) Except as listed on Exhibit 2.1(a)(vi), the execution and delivery of this Agreement and the related documents required herein and the consummation of the transaction contemplated hereby will not violate any provision of, or result in the

                                                          E-Z SERVE

                                                          Final December 1, 1994



acceleration of any obligation under, the Articles of Incorporation, any bylaw, mortgage, loan, lien, lease, agreement, indenture, order, arbitration, award, judgment or decree to which Time Saver or Delight is a party or by which Time Saver or Delight is bound and will not violate any other restriction of any kind or character to which Time Saver or Delight is subject, except to the extent that same will not result in a Material Adverse Effect; and

                   (vii) the certified copies of Time Saver's and Delight's Articles of Incorporation and bylaws attached as Exhibit 2.1(a)(vii) are true, complete and correct, have not been further amended or repealed, and are in full force and effect.

                 (b) The total authorized capital stock of Time Saver consists of One Hundred (100) common shares, $100 par value per share. Of the authorized shares of Time Saver, One Hundred (100) shares are issued and outstanding and are owned beneficially and of record by Shareholder. The total authorized capital stock of Delight consists of One Thousand (1,000) common shares, no par value per share. Of the authorized shares of Delight, Nine Hundred Ten (910) shares are issued and outstanding and are owned beneficially and of record by Time Saver.

                 All such issued and outstanding shares of Time Saver and Delight are legally and validly issued, fully paid and non-assessable. Except as listed on Exhibit 2.1(b), there are no outstanding options, subscription rights, warrants, preemptive rights or commitments of any kind, which restrict, or grant rights with respect to, the Stock, the issued and outstanding capital stock of Delight, or the authorized but unissued capital stock of Time Saver or Delight or which create any right to purchase or which impose or

                                                          E-Z SERVE

                                                          Final December 1, 1994



grant any lien, encumbrance, or claim with respect to any of such shares. Shareholder has full legal right to sell, assign and transfer the Stock to E-Z and will, upon delivery of the Stock to E-Z pursuant to the terms hereof, transfer to E-Z good and valid title to the Stock free and clear of all liens, security interests, claims, charges, encumbrances, rights, options to purchase, voting trusts or other voting agreements and calls and commitments of every kind affecting the Stock.

                 (c) Except as otherwise listed on Exhibit 2.1(c), Time Saver does not own, directly or indirectly, any investment, whether debt or equity, in any corporation, partnership, business, trust or other entity and is not a party to any partnership or joint venture or similar arrangement.

                 (d) The minute books of Time Saver and Delight contain substantially complete and accurate records of all material meetings, proceedings and actions of their respective shareholders and board of directors. Such minute books will be delivered to E-Z on or before the Closing Date. Attached hereto as Exhibit 2.1(d) is a complete list of the officers and directors of Time Saver and Delight as of the date hereof.

                 (e) The Shareholder (i) has furnished to E-Z the unaudited consolidated financial statements, including balance sheets and the related statements of income, of Time Saver for the two consecutive fiscal years ended January 3, 1993, and January 2, 1994, and the interim unaudited consolidated financial statements of Time Saver for the nine month period ended October 2, 1994 (collectively, the "Financial Statements"), and (ii) has made available such other financial reports and examinations as are reasonably necessary to show the financial condition and results of operation of Time Saver.

                                                          E-Z SERVE

                                                          Final December 1, 1994



                 (f) Except as otherwise listed on Exhibit 2.1(f), since January 2, 1994, neither Time Saver nor Delight has incurred any liabilities or obligations of any kind (whether absolute, accrued, contingent or otherwise and whether due or to become due) not incurred in the ordinary course of business, consistent with past practices. The Financial Statements fairly present the consolidated financial position and results of operation of Time Saver as of and for the periods indicated, in conformity with GAAP applied on a consistent basis, except as otherwise disclosed therein. Except to the extent reflected in or reserved against in the Financial Statements, Time Saver did not, as of the date of such Financial Statements, have any liabilities or obligations of any nature, either accrued, absolute, contingent or otherwise, including, without limitation, tax liabilities due or accruable, and no basis exists for the assertion of any such liability or obligation against Time Saver which was not fully reflected or reserved against in such Financial Statements or disclosed in Exhibit 2.1(f), other than those which would not result in a Material Adverse Effect.

                 (g) Exhibit 2.1(g) lists all agreements with any officers, directors, employees, consultants and agents of Time Saver or Delight not terminable at the will of Time Saver or Delight.

                 (h) Except as disclosed on Exhibit 2.1(h), neither Time Saver nor Delight has any employee benefit plans, policies, programs and arrangements and all related contracts, agreements and other descriptions thereof with respect to the employee benefits provided to the employees of Time Saver or Delight prior to the Closing Date (collectively, the "Employee Benefit Plans") that are subject to Title IV of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the minimum funding obligations of

                                                          E-Z SERVE

                                                          Final December 1, 1994



Section 412 of the Internal Revenue Code of 1986, as amended (the "Code"); and neither Time Saver, Delight, nor any entity required to be aggregated therewith pursuant to Section 414(b) or (c) of the Code has any liability under Title IV of ERISA or under Section 412(f) or 412(n) of the Code.

                 (i) Time Saver and Delight employees do not participate in any deferred compensation, bonus, pension, profit sharing or retirement plan, or collective bargaining contracts, except as described on Exhibit 2.1(i). Copies of all such agreements and plans have been furnished to E-Z.

                 (j) Time Saver and Delight have paid or made provision for payment of all taxes due or levied against them by the federal, state, municipal or other taxing authorities, including but not limited to corporation taxes, franchise taxes, federal, state and local income taxes, stamp, excise and excess profits taxes, federal unemployment and insurance taxes, capital stock taxes, and all taxes levied by any taxing authority.

                 Except as described in Exhibit 2.1(j)(i), none of Time Saver's or Delight's property, or the Stock to be acquired hereby, is subject to any lien for the payment of any taxes of Time Saver or Delight currently due and payable.

                 All tax reports and returns required by any applicable law or governmental regulation have been duly filed by Time Saver or Delight, as applicable. Attached as Exhibit 2.1(j)(ii) is a true and complete list of all federal, state and local tax returns, including state capital stock tax returns, of Time Saver and Delight which have been filed since January 1, 1990, identifying the returns which, as of the Closing Date, have been or

                                                          E-Z SERVE

                                                          Final December 1, 1994



are being audited or for which notice of audit has been received. Such returns or copies thereof have been provided to E-Z.

                 There are no tax deficiencies now being asserted against Time Saver or Delight.

                 (k) Except as otherwise disclosed on Exhibit 2.1(k), neither Time Saver nor Delight is in violation of or default under any law or regulation, including all laws and regulations governing labor relations and employment, nor is Time Saver or Delight under any order of any court or federal, state, municipal or other governmental body other than those which would not result in a Material Adverse Effect. Each of Time Saver and Delight has all governmental permits, licenses, and other authorizations, including all licenses for the sale of alcoholic beverages, necessary to the conduct of its business in the manner and in the areas in which such business is at present conducted. No action or proceeding contemplating any revocation or suspension of such permits, licenses or authorizations is pending or, to the best knowledge of the Shareholder, threatened except those which would not result in a Material Adverse Effect.

                 (l) Neither Time Saver nor Delight is a party to any action in any court or before any governmental board, agency or body, and there are not any claims in law or at equity against Time Saver or Delight and, to the best knowledge of the Shareholder, none are threatened, except as listed on
Exhibit 2.1(l) or those which would not result in a Material Adverse Effect.

                                                          E-Z SERVE

                                                          Final December 1, 1994



                 (m) Except as listed on Exhibit 2.1(m), neither Time Saver nor Delight is in default under, and no condition exists that, with notice or lapse of time or both, would constitute a default under (i) any mortgage, loan agreement, indenture, evidence of indebtedness or other instrument evidencing borrowed money to which it or any of its properties are bound, (ii) any judgment, order, or injunction of any court, arbitrator, or governmental agency, or (iii) any other agreement, except for such defaults and conditions that, individually or in the aggregate, will not result in a Material Adverse Effect.

                 (n) Time Saver has possession, as owner in possession or as lessee (or franchises through a franchise arrangement), of not less than 116 operating convenience store locations.

                 On the Closing Date, each of Time Saver and Delight will have good and marketable title to all of the properties and assets, real and personal, tangible and intangible, which it purports to own, subject to no mortgage, pledge, lien, conditional sales agreement, encumbrance, or charge other than those of record or which would not unreasonably interfere with the use of the property in the manner as being conducted by Time Saver or Delight as of the date hereof, except as otherwise shown on Exhibits 2.1(n).

                 Each real or personal property lease of Time Saver or Delight is in writing, is in full force and effect, and, to the best of Shareholder's knowledge, constitutes the legal, valid and binding obligation of the respective parties thereto, enforceable in accordance with its terms, except as such enforceability may be limited or affected by applicable bankruptcy, reorganization, insolvency, moratorium, or other laws relating to or affecting generally the enforcement of creditors' rights and by equitable principles. Except as listed

                                                          E-Z SERVE

                                                          Final December 1, 1994



on Exhibit 2.1(n)(i), no lease of real or personal property has been assigned by Time Saver or Delight. The Shareholder is not aware of any default in any mortgage or deed of trust on premises leased by Time Saver or Delight.

                 Each real property owned in fee by Time Saver or Delight on the Closing Date will be free and clear from any mortgage, pledge, lien, conditional sale contract, encumbrance, easement, covenant, restriction, right of occupancy, or charge, other than those reflected in Exhibit 2.1(n) and those of record or which would not unreasonably interfere with the use of the property in the manner as being conducted by Time Saver or Delight as of the date hereof.

                 Exhibit 2.1(n)(ii) sets forth complete and accurate copies of all legal descriptions and surveys (to the extent available) for each parcel of real property owned in fee by Time Saver or Delight as of the Closing Date.

                 (o) Each of the buildings and the equipment of Time Saver and Delight is maintained as of the date hereof, and will be as of the Closing Date, in substantial conformity with each lease, if applicable, and in substantial compliance with all applicable laws, ordinances, regulations, building, zoning and other similar codes and laws except to the extent that such failure to comply would not result in a Material Adverse Effect.

                 (p) Exhibit 2.1(p)(i) lists all of the store locations owned or leased by Time Saver and identifies whether each location is owned or
leased, and whether it is franchised.   Lists of all the equipment owned by
Time Saver and Delight have been or will be provided to E-Z at least ten (10) days prior to the Closing Date. Such lists contain a

                                                          E-Z SERVE

                                                          Final December 1, 1994



general representation of the equipment so owned but are not warranted to be complete or accurate. Lists of all the equipment leased by Time Saver and Delight are attached hereto as Exhibit 2.1(p)(ii).

                 (q) Each of Time Saver and Delight is conducting its business in substantial conformity with all applicable federal, state and municipal laws, ordinances and regulations and with all rules and regulations of all governmental agencies and authorities having jurisdiction over such business except where such noncompliance would not result in a Material Adverse Effect, or except as disclosed on Exhibit 2.1(q).

                 (r) Attached as Exhibit 2.1(r)(i) is a complete and accurate list as of the Closing Date of all material contracts and agreements (other than the store and equipment leases referred to in Section 2.1(p)) to which Time Saver or Delight is a party or by which it or any of its property is bound. A contract or agreement shall be deemed material if the annual amounts owed by or owing to Time Saver or Delight exceed $25,000.00. To the best of Shareholder's knowledge, each such contract or agreement is in full force and effect and constitutes the legal, valid and binding obligation of the respective parties thereto enforceable in accordance with its terms, except as such enforceability may be limited or affected by applicable bankruptcy, reorganization, insolvency, moratorium, or other laws relating to or affecting generally the enforcement of creditors' rights and by equitable principles. Neither Time Saver nor Delight has been notified that it is in breach in any material respect under any such instrument. To the best of Shareholder's knowledge, no party other than Time Saver or Delight is in breach of any of the material provisions thereof, and there has not occurred any event which with the passage of time or the giving of notice would constitute such a breach.

                                                          E-Z SERVE

                                                          Final December 1, 1994



                 Except as contained in contracts, leases, or agreements delivered to E-Z under this Agreement or as disclosed in Exhibit 2.1(r)(ii), neither Time Saver nor Delight is a party to any contract or agreement limiting its freedom to engage in any line of business or to compete with any person or entity.

                 (s) Exhibit 2.1(s) lists, as of October 2, 1994, the accounts receivable (in the form of an aged account balance) and notes receivable of Time Saver and Delight.

                 (t) Except as otherwise disclosed on Exhibit 2.1(t)(i), Time Saver and Delight do not have any outstanding letters of credit or powers of attorney, except routine powers of attorney relating to representation before governmental agencies which are disclosed on Exhibit 2.1(t)(ii).

                 (u) (1) For this Section 2.1(u), the following definitions shall apply:

                 Environmental Claim shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, orders, notices of noncompliance or violations, investigations or proceedings relating in any way to any Environmental Law (for purposes of this definition, "Claims") or any permit issued under any such Environmental Law, including without limitation (i) any and all Claims by governmental or regulatory authorities or private parties for enforcement, cleanup, removal, remedial or other actions for damages pursuant to any applicable Environmental Law and (ii) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous

                                                          E-Z SERVE

                                                          Final December 1, 1994



Materials or arising from alleged injury or threat of injury to health, safety or the environment.

                 Environmental Law shall mean any federal, state or local statute, law, rule, regulation, ordinance, code, policy or rule of common law now in effect and in each case as amended and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree, guidance policy or judgment, relating to Hazardous Materials, the environment or health relating to or arising from environmental conditions.

                 Hazardous Materials shall mean any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "contaminants" or "pollutants," or words of similar import under any applicable Environmental Law.

                 (2) Except as disclosed on Exhibit 2.1(u), except as contemplated by Article 7 hereof and except where it would not have a Material Adverse Effect, (A) Hazardous Materials have not been disposed, discharged, injected, spilled, leaked, leached, dumped, emitted, escaped, emptied, allowed to seep, placed and the like, into or upon any land or water or air, or otherwise allowed to enter into the environment (collectively, "Releases") by Time Saver and Delight, their authorized agents or their independent contractors (including suppliers) on the real property owned or leased by Time Saver and Delight or any property adjoining such real property except such Releases which do not violate any Environmental Laws, (B) each of Time Saver and Delight is in compliance with all applicable Environmental Laws and the requirements of any permits issued under such

                                                          E-Z SERVE

                                                          Final December 1, 1994



Environmental Laws with respect to such real property, (C) there are no pending or, to the best knowledge of the Shareholder, threatened Environmental Claims against Time Saver and Delight or such real property, or (D) there are no facts or circumstances, conditions, pre-existing conditions or occurrences on such real property known to the Shareholder, Time Saver or Delight that could reasonably be anticipated (x) to form the basis of an Environmental Claim against either of Time Saver and Delight or such real property, or (y) to cause such real property to be subject to any restrictions on the ownership, occupancy, use or transferability of such real property under any Environmental Law. .
                 (v) From the date of the latest Financial Statements furnished to E-Z to the Closing Date:

                 (i) Except as otherwise disclosed on Exhibit 2.1(v)(i), neither Time Saver nor Delight has discharged or satisfied any lien or encumbrance or paid any obligation or liability (absolute or contingent) other than current liabilities shown on such Financial Statements and current liabilities incurred since the date thereof in the ordinary course of business;

                 (ii) Except as otherwise disclosed on Exhibit 2.1(v)(ii), Time Saver has not declared or made or agreed to declare or make any payment of dividends or distributions of any assets of any kind whatsoever to Shareholder, or purchased or redeemed, or agreed to purchase or redeem, any of Time Saver's capital stock;

                 (iii) Except as otherwise disclosed on Exhibit 2.1(v)(iii), neither Time Saver nor Delight has cancelled or agreed to cancel any debts or claims, except in the ordinary

                                                          E-Z SERVE

                                                          Final December 1, 1994



course of business, or suffered any extraordinary losses or waived any extraordinary rights or values;

                 (iv) Except as otherwise disclosed on Exhibit 2.1(v)(iv), neither Time Saver nor Delight has entered into any transaction, terminated or materially amended any contract or agreement or incurred any liability, other than in the ordinary course of business;

                 (v) Except as otherwise disclosed on Exhibit 2.1(v)(v), there has not been any material and adverse change in the financial condition, assets, liabilities, income, business or prospects, taken as a whole, of Time Saver or Delight; and

                 (vi) Except as listed on Exhibit 2.1(v)(vi), there has not been any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the property or business of Time Saver or Delight.

                 (vii) To the best knowledge of the Shareholder and except as otherwise disclosed on Exhibit 2.1(v)(vii), all trade names, trademarks, copyrights, patents and applications, if any, whether currently issued or pending, currently used by each of Time Saver and Delight are its property free and clear of all encumbrances, and each of Time Saver and Delight has the right to bring actions for the infringement thereof. Exhibit 2.1(v)(vii) lists all such intellectual property and, where applicable, identifies the registration of each.

                                                          E-Z SERVE

                                                          Final December 1, 1994



                 (viii) Copies of the leases, which have been or will be furnished, prior to the Closing Date, to E-Z are complete and, except as have been provided to or requested by E-Z, there are no amendments or modifications thereto, or separate agreements, which change the terms and conditions thereof. Time Saver is not in default in any material respect under any such lease, and there has not occurred any event which with the passage of time or the giving of notice or both would constitute such a default.

                 (w) Except as disclosed on Exhibit 2.1(w), Time Saver and Delight have made the contributions required and due to be paid under the Employee Benefit Plans, satisfied all reporting requirements to federal, state and local governments and governmental agencies and to all Employee Benefit Plan participants and beneficiaries, and satisfied the applicable requirements under Part 6 of Title I of ERISA and Section 4980B of the Code, except to the extent that any failure would not result in a Material Adverse Effect.

                 (x) To Shareholder's knowledge, there is no transaction in connection with the Employee Benefit Plans which would be subject to either a civil penalty assessed pursuant to Section 502 of ERISA, a tax imposed by
Section 4975 of the Code or liability for breach of fiduciary responsibility under ERISA.

         2.2 E-Z represents and warrants to Shareholder, as of the date hereof and on the Closing Date:

                                                          E-Z SERVE

                                                          Final December 1, 1994




                 (a) The execution of this Agreement by E-Z and the consummation of the transactions contemplated hereby are duly and validly authorized by all necessary corporate action.

                 (b) Except as set forth in Exhibit 2.2(b), there is no suit, action, legal, administrative or other proceeding or investigation, contract, indenture, mortgage, or loan agreement relating to E-Z which adversely affects E- Z's right or ability to consummate the transactions contemplated by this Agreement.

                 (c) E-Z is purchasing the Stock for its own account for investment only and not with a view to any further resale or distribution thereof.

                 (d) This Agreement constitutes the valid and binding agreement of E-Z, enforceable in accordance with its terms, except as enforceability may be limited or affected by applicable bankruptcy, reorganization, insolvency, moratorium, or other laws relating to or affecting generally the enforcement of creditors' rights and by equitable principles.


         3.      COVENANTS AND AGREEMENTS

                 3.1 Shareholder agrees, from and after the date hereof and to the Closing Date:

                                                          E-Z SERVE

                                                          Final December 1, 1994



                 (a) To make all governmental filings required, including those required under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended (the "H-S-R"), and promptly to comply with all requests for additional information that may be made in connection therewith.

                 (b) To continue to operate the business of Time Saver and Delight in the ordinary course of business in substantially the same manner as prior to the date hereof.

                 (c) To notify E-Z of any change in circumstance of which its senior management becomes aware between the date hereof and the Closing Date which would result in a Material Adverse Effect.

                 (d) Except as otherwise provided in this Agreement, not to dispose of the assets of Time Saver or Delight except in the ordinary course of business or consistent with past practices.

                 3.2 The Shareholder will afford to E-Z and its authorized representatives reasonable access to Time Saver's and Delight's financial, title, tax, corporate and legal materials and operating data and information available as of the date hereof and which becomes available to the Shareholder at any time prior to the Closing Date, and will furnish to E-Z such other information as it may reasonably request, unless any such access and disclosure would violate the terms of any agreement to which the Shareholder, Time Saver or Delight is bound or any applicable law or regulation. The Shareholder will use its reasonable business efforts to secure all requisite consents for the examination by E-Z and its representatives of all information covered by confidentiality agreements. The

                                                          E-Z SERVE

                                                          Final December 1, 1994


Shareholder will cause Time Saver and Delight to allow E-Z access to and consultation with the lawyers, accountants, and other professionals employed by or used by Time Saver and Delight for all purposes under this Agreement. Any such consultation and access to information and data shall occur under circumstances appropriate to maintain intact the attorney-client privilege as to privileged communications and attorney work product. Additionally, the Shareholder will afford to E-Z and its authorized representatives reasonable access to the books and records of the Shareholder insofar as they relate to property, accounting and tax matters of Time Saver and Delight. Until the Closing Date, the confidentiality of any data or information so acquired shall be maintained by E-Z and its representatives pursuant to the terms of that certain Letter Agreement between E-Z and Shareholder dated September 29, 1994 (the "Confidentiality Agreement"). Further, the Shareholder will afford to E-Z and its authorized representatives reasonable access from the date hereof until the Closing Date, during normal business hours, to Time Saver's and Delight's assets and properties; provided that such access shall be at the sole cost, expense and risk of E-Z. The Shareholder acknowledges that E-Z has had access and will continue to have access to the senior management of Time Saver and Delight and that each of such members of senior management is entitled to reveal to E-Z and its representatives information concerning Time Saver and Delight that may be deemed confidential and proprietary.

                 3.3 The Shareholder and E-Z shall use their reasonable business efforts to (i) obtain all approvals and consents required by or necessary for the transactions contemplated by this Agreement, and (ii) ensure that all of the conditions to the obligations of E-Z and the Shareholder contained in Article 4 are satisfied timely.

                                                          E-Z SERVE

                                                          Final December 1, 1994




                 3.4 After the Closing Date, the Shareholder shall not, directly or indirectly, use or provide to, or shall not permit any affiliate, directly or indirectly, to use or provide to any other person any non-public information concerning the business or operations (financial or other) of Time Saver and Delight, except as on the advice of counsel is required in governmental filings or judicial, administrative or arbitration proceedings.

                 3.5 The Shareholder shall give E-Z prompt notice if at any time on or prior to the Closing Date there is a change in any state of facts, or there is the occurrence, nonoccurrence or existence of any event subsequent to the date of this Agreement, which change or event is known to any executive officer of the Shareholder and which would make any representation and warranty (including the information set forth in the Exhibits) made by the Shareholder to E-Z not true or correct in any material respect, it being the intention of the parties to this Agreement that the Shareholder shall engage in a continuous disclosure process from the date of this Agreement through the Closing Date.

                 3.6 Shareholder will provide to E-Z reasonable information systems support for fiscal year 1994 as necessary in preparation of W-2 statements for Time Saver and Delight employees. In addition, Shareholder will furnish to E-Z, for a period of ninety (90) days from the Closing Date, reasonable processing support for financial systems and warehouse systems in order to ease the transition of processing data from Shareholder's systems to E-Z's systems.

                 3.7 E-Z agrees, from and after the date hereof and to the Closing Date:

                                                          E-Z SERVE

                                                          Final December 1, 1994



                 (a) To make all governmental filings required, including those required under the H-S-R, and promptly to comply with all requests for additional information that may be made in connection therewith.

                 (b) To treat all information received from Shareholder, Time Saver or Delight, prior to or after the date of this Agreement, as strictly confidential and to use same only in furtherance of the transactions contemplated by this Agreement.

                 (c) To use its reasonable best efforts to obtain the Financing, as hereinafter defined.

         4.      CLOSING

                 This transaction shall be closed at the offices of counsel for E-Z in Houston, Texas, at 10:00 a.m., or as soon thereafter as practicable, on December 16, 1994, or such other place, date or time as the parties hereto shall mutually agree (the "Closing Date").

                 4.1 The obligation of E-Z to proceed with the closing contemplated hereby is subject to the satisfaction on or prior to the Closing Date of all of the following conditions, any one or more of which may be waived in writing, in whole or in part, by E-Z:

                 (a) The Shareholder shall have complied in all material respects with each of its covenants and agreements contained herein and each of its representations and warranties contained in this Agreement shall be deemed to have been made again at and as of the Closing Date and shall then be true and correct in all material respects.

                                                          E-Z SERVE

                                                          Final December 1, 1994





                 (b) E-Z shall have received a certificate, dated as of the Closing Date, of an executive officer of the Shareholder certifying as to the matters specified in Section 4.1(a) hereof.

                 (c) All necessary filings with and consents of any governmental authority or agency required for the consummation of the transactions contemplated in this Agreement shall have been made and obtained, all waiting periods with respect to filings made with governmental authorities in contemplation of the consummation of the transactions described herein shall have expired or been terminated, and no action or proceeding before a court or any other governmental agency or body shall have been instituted or threatened to restrain or prohibit E-Z's acquisition of the Stock and no governmental agency or body shall have taken any other action as a result of which the management of E-Z reasonably deems it inadvisable to proceed with the transactions hereunder.

                 (d) The Shareholder shall have delivered such resignations effective as of the Closing Date of any officer or director of Time Saver and Delight as may be requested by E-Z.

                 (e) The Shareholder shall have, as of the Closing Date, caused Time Saver and Delight to cancel the authority of each person who is listed on Exhibit 2.1(g) hereto to draw checks on or withdraw funds from any of the bank accounts maintained by Time Saver and Delight, except for any person designated by E-Z in writing prior to the Closing Date, and shall provide to E-Z evidence of said cancellation.

                                                          E-Z SERVE

                                                          Final December 1, 1994



                 (f) All actions, proceedings, instruments and documents required to carry out this Agreement or incidental hereto and all other related legal matters shall have been approved by counsel to E-Z and such counsel shall have been furnished with all such documents and instruments as it shall have reasonably requested in connection with the transactions contemplated herein.

                 (g) No suit, action or other proceeding shall be pending in which there is sought any remedy to restrain, enjoin or otherwise prevent the consummation of this Agreement or the transactions in connection herewith.

                 (h) E-Z shall have received evidence of notice of the termination of Time Saver's contract for money orders with Travelers Express as of a date designated in writing by E-Z.

                 (i) Shareholder shall have approved the assignment of the lease between Dillon Real Estate Co., Inc., as lessor, and Time Saver, as lessee, for the Warehouse, as hereinafter defined, if requested by E-Z, subject to Time Saver remaining primarily liable under said lease.

                 (j) E-Z Serve shall have received financing for the purchase of the Stock on terms reasonably acceptable to E-Z (the "Financing").

                 (k) The Shareholder shall have contributed all long term debt payable by Time Saver and Delight to the Shareholder or any affiliate thereof and all other accounts payable by Time Saver and Delight to the Shareholder or any affiliate thereof to the capital

                                                          E-Z SERVE

                                                          Final December 1, 1994



of Time Saver or Delight, as applicable, as additional paid in capital, and all other intercompany accounts between the Shareholder or any affiliate thereof on the one hand and Time Saver and Delight on the other hand, and all deferred income taxes of Time Saver and Delight, shall be eliminated by contribution to capital, dividend or payment.

                 (l) The Shareholder shall have caused to be contributed to Time Saver the real property owned by the Shareholder or its subsidiaries in fee that is associated with Time Saver or Delight locations and shall have delivered executed special warranty deeds for such real property, subject to all matters affecting title existing on the date of acquisition of such real property by Dillon Real Estate Co., Inc. and any subsequent encumbrances by Dillon Real Estate Co., Inc., in form and substance reasonably satisfactory to E-Z.

                 (m) Shareholder shall have furnished to E-Z copies of surveys and title insurance policies in Shareholder's possession, for E-Z's review in addition to any title reports which E-Z may elect to obtain at E-Z's sole cost and expense. E-Z shall only be entitled to object to matters affecting title which would unreasonably interfere with the use of the fee properties in the manner in which the properties are being used as of the date hereof, and by giving written notice thereof to Shareholder (the "Objection"). Should Shareholder fail to cure such Objection to E-Z's reasonable satisfaction, which Shareholder shall in no event be obligated to do, E-Z may terminate this Agreement pursuant to Article 8 hereof.

                 (n) Shareholder shall have made the deliveries as set forth in Section 4.3 below.

                                                          E-Z SERVE

                                                          Final December 1, 1994



                 4.2 The obligation of the Shareholder to proceed with the Closing contemplated hereby is subject to the satisfaction on or prior to the Closing Date of all of the following conditions, any one or more of which may be waived in writing, in whole or in part, by the Shareholder:

                 (a) E-Z shall have complied in all material respects with its covenants and agreements contained herein and each of its representations and warranties contained in this Agreement shall be deemed to have been made again at and as of the Closing Date and shall then be true in all material respects.

                 (b) The Shareholder shall have received a certificate, dated the Closing Date, of an executive officer of E-Z certifying as to the matters specified in Section 4.2(a) hereof.

                 (c) All necessary filings with and consents of any governmental authority or agency or lessor required for the consummation of the transactions contemplated in this Agreement shall have been made and obtained, all waiting periods with respect to filings made with governmental authorities in contemplation of the consummation of the transactions described herein shall have expired or been terminated, and no action or proceeding before a court or any other governmental agency or body shall have been instituted or threatened to restrain or prohibit E-Z's acquisition of the Stock and no governmental agency or body shall have taken any other action as a result of which the management of the Shareholder reasonably deems it inadvisable to proceed with the transactions hereunder.

                                                          E-Z SERVE

                                                          Final December 1, 1994




                 (d) All actions, proceedings, instruments and documents required to carry out this Agreement or incidental hereto and all other related legal matters shall have been approved by counsel to the Shareholder and such counsel shall have been furnished with all such documents and instruments as it shall have reasonably requested in connection with the transactions contemplated herein.

                 (e) No suit, action or other proceeding shall be pending in which there is sought any remedy to restrain, enjoin or otherwise prevent the consummation of this Agreement or the transactions in connection herewith.

                 (f)  E-Z shall have made the deliveries as set forth in
Section 4.4 below.

                 4.3  On the Closing Date, Shareholder shall deliver to E-Z:

                 (a) Certificates representing all of the Stock, duly endorsed in blank, in form suitable for transfer, containing no contractual restrictions whatsoever, free and clear of all liens, claims and encumbrances.

                 (b) An opinion of counsel, in the form attached as Exhibit 4.3(b), dated the Closing Date, to the effect that:

                      (i) Each of Time Saver and Delight is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has the corporate power and authority to own and lease its properties and carry on its business as now conducted;

                                                          E-Z SERVE

                                                          Final December 1, 1994



                      (ii) Each of Time Saver and Delight is duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each jurisdiction in which it conducts significant business and in which failure so to qualify would have a material adverse effect on Time Saver, Delight, their respective business or properties;

                      (iii) this Agreement constitutes the valid and binding obligation of the Shareholder and is enforceable in accordance with its terms except as enforcement thereof may be limited or affected by applicable bankruptcy, insolvency or other laws relating to or affecting generally the enforcement of creditors' rights and by equitable principles;

                       (iv) the total authorized capital stock of Time Saver consists of 100 common shares, $100 par value per share, of which 100 common shares are outstanding and the total authorized capital stock of Delight consists of 1,000 common shares, no par value per share, 910 of which are outstanding.

                        (v) the execution and delivery of this Agreement and the other agreements referenced herein by Shareholder and the performance by the Shareholder of its obligations thereunder will not violate any provision of any existing law or regulation applicable to Shareholder, Time Saver or Delight, or of any order, judgment, award or decree, known to us after due inquiry, of any court, arbitrator or governmental authority applicable to the Shareholder, Time Saver or Delight, the Articles of Incorporation or bylaws or, or any securities issued by, the Shareholder, Time Saver or Delight or any mortgage, indenture, lease, contract or other agreement, instrument or undertaking, known to us after due inquiry, to which Shareholder, Time Saver or Delight is a party or by which

                                                          E-Z SERVE

                                                          Final December 1, 1994



the Shareholder, Time Saver or Delight or any of their respective assets is bound, and will not result in, or require, the creation or imposition of any lien on any of Time Saver's or Delight's property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking.

                      (vi) except as otherwise stated herein, there is no litigation or investigation pending or to the best knowledge of such counsel after due inquiry, threatened, in any court, legislative or administrative body which if adversely decided would in the aggregate result in any material adverse change in the condition, financial or otherwise, assets, liabilities, business or prospects, taken as a whole, of Time Saver or Delight, or which would cast any question upon Shareholder's title to the Stock, or which questions the validity of any action taken or to be taken by the Shareholder in connection with the transactions contemplated hereby, and such counsel does not know or reasonably has any ground to know, of any basis for any such litigation, proceeding or investigation;

                 Attached hereto as Exhibit 4.3(b)(vi) is an accurate list of all material litigation and governmental investigations pending or, to the best knowledge of such counsel after due inquiry, threatened, involving any court, legislative or administrative body, in which Time Saver or Delight is a party.

                      (vii) Shareholder has full corporate power and authority to sell and deliver the Stock, and no provision of the Articles of Incorporation or bylaws of Time Saver or Delight or any other contract or agreement creates any lien or encumbrance upon or prevents the Shareholder from delivering to E-Z, in the manner contemplated by this Agreement, good, valid and merchantable title to the Stock.

                                                          E-Z SERVE

                                                          Final December 1, 1994



         In rendering such opinions, counsel is authorized to rely, provided counsel has no reason to question any of the recitals therein, on certificates of public officials or on certificates or statements of officers of Time Saver, Delight and Shareholder, with respect to factual matters upon which such opinion is based, or opinion of other counsel (which other counsel shall be identified by name) which such counsel shall reasonably consider appropriate and upon which such counsel's opinion is based.

                 (c) A certificate of good standing for Time Saver from the Secretaries of State of Kansas and Louisiana and a certificate of good standing for Delight from the Secretary of the State of Louisiana dated no more than ninety (90) days prior to the Closing Date.

                 (d) Certified copies of all resolutions authorizing the transactions contemplated hereunder.

                 (e) All minute books, corporate and other records of Time Saver and those of Delight and predecessor corporations or other business entities of each.

                 4.4  On the Closing Date, E-Z shall deliver to Shareholder:

                 (a) The Purchase Price, by wire transfer, to Shareholder in accordance with the wiring instructions attached as Exhibit 4.4(a) hereto.

                 (b) An opinion of counsel, in the form attached as Exhibit 4.4(b), dated the Closing Date, to the effect that:

                                                          E-Z SERVE

                                                          Final December 1, 1994



                       (i) E-Z is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has the corporate power and authority to own and lease its properties and carry on its business as now conducted;

                      (ii) E-Z is duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each jurisdiction in which it conducts significant business and in which failure so to qualify would have a material adverse effect on E-Z, its business, or properties;

                     (iii) this Agreement constitutes the valid and binding obligation of E-Z and is enforceable in accordance with its terms except as enforcement thereof may be limited or affected by applicable bankruptcy, insolvency or other laws relating to or affecting generally the enforcement of creditors' rights and by equitable principles;

                      (iv) the execution and delivery of this Agreement and the other agreements referenced herein by E-Z and the performance by E-Z of its obligations thereunder will not violate any provision of any existing law or regulation applicable to E-Z or of any order, judgment, award or decree, known to us after due inquiry of any court, arbitrator or governmental authority applicable to E-Z, the Articles of Incorporation or bylaws or any securities issued by or any mortgage, indenture, lease, contract or other agreement, instrument or undertaking, known to us after due inquiry, to which E-Z is a party or by which E-Z or any of its assets is bound, and will not result in, or require the creation or imposition of any lien on any of E-Z's property, assets or revenues pursuant to

                                                          E-Z SERVE

                                                          Final December 1, 1994



the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking.

                       (v) except as otherwise stated herein, there is no litigation or investigation pending or to the best knowledge of such counsel after due inquiry, threatened, in any court, legislative or administrative body which if adversely decided would question the validity of any action taken or to be taken by E-Z in connection with the transactions contemplated hereby, and such counsel does not know or reasonably has any ground to know, of any basis for any such litigation, proceeding or investigation;

                      (vi) E-Z has full corporate power and authority to consummate the transactions contemplated under this Agreement.

         In rendering such opinions, counsel is authorized to rely, provided counsel has no reason to question any of the recitals therein, on certificates of public officials or on certificates of E-Z, with respect to factual matters upon which such opinion is based, or opinion of other counsel (which other counsel shall be identified by name) which such counsel shall reasonably consider appropriate and upon which such counsel's opinion is based.

                 (c) A certificate of good standing for E-Z from the Secretary of State of Delaware and the State of Louisiana dated no more than ninety (90) days prior to the Closing Date.

                                                          E-Z SERVE

                                                          Final December 1, 1994



                 (d) Certified copies of all resolutions authorizing the transactions contemplated hereunder.

         5.      SEVERANCE/ BENEFITS PROVISIONS

                 5.1 Prior to the Closing, Shareholder shall terminate or cause to be terminated any severance policies applicable to the employees of Time Saver and Delight. After the Closing Date up through March 15, 1995 (the "Severance Period"), any person who was employed by Time Saver or Delight at the Closing and whose employment is terminated by E-Z or any affiliate thereof following the Closing Date (an "Eligible Employee") shall receive severance benefits from E-Z based upon Time Saver's severance policies in effect prior to the Closing Date, in accordance with Exhibit 5.1(i) ("E-Z Severance Payment"); provided, that the Eligible Employee shall receive credit for the time employed with Time Saver or Delight prior to the Closing Date and from the Closing Date to the date of separation as if such employment was with a member of the Shareholder consolidated group. During the Severance Period Shareholder shall reimburse E-Z the amount, if any, by which (i) the E-Z Severance Payment actually paid (without any deduction for any tax withheld) to the Eligible Employee exceeds (ii) the severance payment the Eligible Employee would have received under the severance policies of E-Z in accordance with Exhibit 5.1(ii) hereto (without deduction for any taxes which would have been withheld), including credit for the time employed with Time Saver or Delight prior to the Closing Date and from the Closing Date to the Date of separation as if such employment was with a member of the E-Z consolidated group (such excess hereinafter referred to as the "Shareholder Severance"). For purposes of calculating the Shareholder Severance to be reimbursed to E-Z, if any, E-Z shall notify Shareholder, within ten (10) days

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                                                          E-Z SERVE

                                                          Final December 1, 1994



of the end of any month during the Severance Period in which an Eligible Employee has been terminated, of the names of any Eligible Employee whose employment was terminated during such month, the E-Z Severance Payment, if any, paid to such Eligible Employee, and the amount which would have been paid under E-Z's severance policies in effect at the time of separation. Any Shareholder Severance owed shall be paid by Shareholder to E-Z within fifteen (15) days of Shareholder's receipt of E-Z's notice.

                 5.2 Except for such employees covered by employment agreements listed on Exhibit 5.2, (a) neither Time Saver nor Delight shall have any obligation to continue the employment of any employee of Time Saver or Delight on or after the Closing Date, and (b) after the Closing Date any continued employment of the employees of Time Saver and Delight shall be on such terms and conditions and, except as otherwise provided in this Agreement to the contrary, include such benefits as E-Z shall deem appropriate in its sole and unlimited discretion.

                 5.3 Time Saver and Delight shall adopt appropriate resolutions terminating, effective as of the Closing Date, their participation in the Dillon Companies, Inc. Profit Sharing and Savings Plan ("Profit Sharing Plan") and the Dillon Companies, Inc. Employees Ownership and Savings Plan ("401(k) Plan"), collectively, "the Plans" herein. The Plans will be amended accordingly and will be amended so that each employee of Time Saver or Delight participating in the Plans effective as of Time Saver and Delight's terminating their participation in the Plans will be 100% vested in his or her account under the Plans. As soon after the Closing Date as is practical, each employee of Time Saver or Delight participating in the Profit Sharing Plan shall receive a distribution of his or her account in accordance with the terms of the Profit Sharing Plan and applicable law. For those Time

                                                          E-Z SERVE

                                                          Final December 1, 1994


Saver and Delight employees participating in the 401(k) Plan, each may elect a distribution of his or her account any time after the Closing Date through December 31, 1995, after which time they may elect a distribution only upon separation of employment from E-Z, in accordance with the terms of the 401(k) Plan and applicable law.

                5.4  Effective on the Closing Date and except as provided in
Section 5.6 below, E-Z, Time Saver or Delight, shall provide all employees of Time Saver and Delight who are employees of Time Saver or Delight immediately following the Closing Date with welfare and retirement benefits substantially equivalent to those E-Z provides similarly situated employees hired by E-Z after the Closing Date; provided, however, that E-Z reserves the right to modify or terminate such benefits from time to time after the Closing Date. Each employee of Time Saver or Delight that participates in the employee benefit plans of E-Z or any affiliate thereof shall be credited under such employee benefit plans with the same amount of service for vesting purposes credited to such employees as of the Closing Date under the Employee Benefit Plans in which they have theretofore participated.

                 5.5 Effective as of 12:01 a.m. on the Closing Date, Time Saver and Delight shall terminate participation in Shareholder's health care and welfare benefit plans and Shareholder shall have no responsibility toward employees of Time Saver and Delight who are employees of Time Saver or Delight on or after the Closing Date and their dependents for any hospitalization, medical, survivor benefits, life insurance, disability or other claims. On or after the Closing Date, E-Z, Time Saver and Delight shall have no obligations or

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                                                          E-Z SERVE

                                                          Final December 1, 1994



liabilities in connection with Shareholder's health care and welfare benefit plans. Commencing on the Closing Date, all employees of Time Saver and Delight who are employees of Time Saver or Delight on or after the Closing Date shall participate in E-Z's health care and welfare benefit plans, and E-Z shall waive any pre-existing condition restrictions under its health care plan and shall be responsible for any hospitalization, medical, survivor benefits, life insurance or disability claims thereunder made by such employees and their dependents regardless of when incurred. Notwithstanding the foregoing, for any employee of Time Saver or Delight or his or her dependent who either (i) for the twelve-month period immediately preceding the Closing Date filed claims for medical, hospital or health care expenses on any of Shareholder's, Time Saver's, or Delight's health care related plans in an aggregate amount of $10,000 or more over such period, or (ii) for the sixty days immediately preceding the Closing Date filed claims for medical, hospital or health care expenses on any of Shareholder's, Time Saver's, or Delight's health care related plans in an aggregate amount of $5,000 or more over such period, Shareholder shall reimburse E-Z for all claims for medical, hospital and other health care expenses of such employees and their dependents paid by E-Z for the twelve-month period immediately following the Closing Date less any premiums paid by such employee. E-Z shall notify Shareholder, within ten (10) days of the end of each month, of the amount paid by E-Z pursuant to this Section 5.5, if any, and Shareholder shall pay to E-Z such

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                                                          E-Z SERVE

                                                          Final December 1, 1994



amount, if any, owing E-Z under this Section 5.5 within fifteen (15) days of receipt of E-Z's notice. As soon after the Closing Date as is practicable, Shareholder shall provide E-Z a list of employees described in (i) and (ii), above, based upon medical claims incurred and reported through the Closing Date.

                 5.6 Notwithstanding anything contained in Section 5.5 to the contrary, as of the Closing Date, Shareholder will list on Exhibit 5.6 hereto those employees of Time Saver or Delight who are entitled to wage or salary related continuation benefits under any of Shareholder's, Time Saver's or Delight's disability plan(s), and Shareholder covenants and agrees to continue to provide such employees with the wage or salary related continuation benefits under and in accordance with Shareholder's disability plan(s) on or after the Closing Date. On or after the Closing Date, E- Z, Time Saver and Delight shall have no responsibility, obligation or liability in connection with providing such employees listed on Exhibit 5.6 any wage or salary related continuation benefits under E-Z's, Time Saver's or Delight's disability plans.

         6.      TAX MATTERS

                 6.1 The parties hereto elect to treat the transactions covered by this Agreement in accordance with Section 338(h)(10) of the Code, and shall file such forms as

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                                                          E-Z SERVE

                                                          Final December 1, 1994



are necessary to evidence such election. Any legal, accounting or appraisal costs related to such election which E-Z, at its sole discretion, chooses to incur shall be paid for by E-Z.

                 6.2 Within one hundred twenty days after the Closing Date, E-Z shall provide to Shareholder all exhibits required by Form 8023-A ("8023-A Statement") with E-Z's allocation of the Purchase Price among the assets of Time Saver and Delight (which allocation shall be adopted by the Shareholder). Thereafter E-Z shall provide to Shareholder any revised copies of the 8023-A Statement. Any depreciation or amortization tax assessments resulting from adjustments to asset basis allocations shall be the sole liability of E-Z.

                 6.3 Shareholder agrees to indemnify E-Z and Time Saver, and Delight for all liabilities pursuant to Treasury Regulation Section 1.338(h)(10)-1(e) and 1.1502-6, and to indemnify Time Saver and Delight for any other Taxes that may be imposed on Time Saver or Delight for any period prior to the Closing Date, to the extent such Taxes have not been reserved for on Time Saver's balance sheet.

                 6.4 Shareholder shall, pursuant to Section 47.287.441 Louisiana Revised Statutes of 1950, file the appropriate Louisiana income tax return and shall be responsible

                                                          E-Z SERVE

                                                          Final December 1, 1994



for any tax liability resulting from the imposition of the Louisiana income tax for the period ending on the Closing Date, and shall also be liable for any other state tax liabilities for Time Saver and Delight attributable to any taxable period ending on or before the Closing Date.

                 6.5 Shareholder shall be liable for any state income tax liability which may be triggered by the execution of this agreement and the Code Section 338(h)(10) election.

                 6.6 Immediately prior to the Closing Date, Time Saver and Delight shall be released from any tax sharing or allocation agreements to which they may be parties, and following the Closing Date, Time Saver and Delight shall have no obligations under any such agreements.

                 6.7 The indemnification rights of Time Saver, Delight, and E-Z related to Section 338(h)(10) of the Code shall not be subject to the limitation of Section 9.3 hereof.


         7.      ENVIRONMENTAL

                                                          E-Z SERVE

                                                          Final December 1, 1994



                 7.1 Within fifteen (15) days from the Closing Date, E-Z shall contract for and commence a Phase II environmental study (the "Study") of the warehouse located at Humphreys Street and Time Saver Avenue, Jefferson Parish, Louisiana (the "Warehouse"), with an environmental firm and methodology acceptable to Shareholder. Shareholder shall reimburse E-Z for 50% of the costs incurred by E-Z or any affiliate thereof in conducting the Study, provided that any such costs allocable to Shareholder over $15,000 are first approved in writing by Shareholder. In the event that the Study discloses environmental contamination for which Time Saver is responsible for remediation to the extent required by any Environmental Law (hereinafter, "Remediation"), Shareholder shall reimburse Time Saver for the costs incurred by Time Saver in completing such Remediation, only to the extent that such costs are not reimbursable under a local, state or federal statute or fund including, but not limited to, the Louisiana Underground Storage Tank Trust Fund (hereinafter, a "Fund"), and only to the extent of the contamination disclosed in the Study.
In addition, as a condition to Shareholder's obligations, E-Z must obtain Shareholder's written approval, which approval shall not be unreasonably withheld, of the contractors performing the Remediation, the methodology used and the cost to be incurred. Remediation conforming to the requirements of the preceding sentence is hereinafter referred to as "Qualifying Remediation."

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                                                          E-Z SERVE

                                                          Final December 1, 1994



                 7.2(a) The parties acknowledge that of the locations owned or leased by Time Saver as of the Closing Date listed on Exhibit 7.2(a)(i), 104 locations contain underground storage tanks (the "UST Sites") as identified on
Exhibit 7.2(a)(ii). Of the UST Sites, Time Saver has reported to the proper local authorities a Release which has occurred prior to the Closing Date at those UST Sites (the "Release UST Sites") identified in Exhibit 7.2(a)(iii), with those UST Sites which have qualified for clean-up pursuant to the Louisiana Underground Storage Tank Trust Fund, as identified on Exhibit 7.2(a)(iii), (the "Qualified UST Sites") noted with an asterisk. The remaining Release UST Sites are hereinafter referred to as "Non-Qualified UST Sites", as defined on Exhibit 7.2(a)(iii).

                 (b) In the event that it is reasonably practicable to do so, Shareholder agrees prior to the Closing Date to remediate the contamination at the Non-Qualified UST Sites. If such Remediation is not reasonably practicable, Shareholder shall reimburse Time Saver for the costs incurred by Time Saver in effecting the Remediation in accordance with Corrective Action Plans dated April 8, 1993 and August 22, 1994, provided that such remediation meets the standards for a Qualifying Remediation.

                 (c) Shareholder shall reimburse Time Saver for the costs incurred by Time Saver from and after the Closing Date for Remediation of the Qualified UST Sites, provided

                                                          E-Z SERVE

                                                          Final December 1, 1994



that such remediation meets the standards for Qualifying Remediation, and further provided that the amount of such reimbursement per Qualified UST Site in no event shall exceed an amount equal to $15,000 less an amount equal to the sums expended by Time Saver on remediation of such Qualified UST Sites prior to the Closing Date, as set forth on Exhibit 7.2(c).

                 (d) With respect to the remaining UST Sites which are not as of the date hereof Release UST Sites (the "Non-Release Sites") and identified on Exhibit 7.2(d) hereof, E-Z will cause Time Saver to conduct at its cost within six (6) months of the Closing Date, such studies as E-Z deems necessary to determine whether a Release has occurred. E-Z shall notify Shareholder of
any such Release within such six (6) month period.   To the extent of any such
identified Release, E-Z shall obtain a determination from the proper local authorities whether such Non-Release Site qualifies for clean-up under the applicable state fund. In the event that a Non-Release Site does not so qualify, Shareholder shall reimburse Time Saver for the costs incurred by Time Saver from and after the Closing Date to the extent that such costs exceed $15,000 at any Non-Release Site, provided that such remediation meets the standards for a Qualifying Remediation, but in no event shall such reimbursement exceed $35,000 per Non-Release Site.

                                                          E-Z SERVE

                                                          Final December 1, 1994


                 (e)  The parties acknowledge that the UST Sites identified in
Exhibit 7.2(e) contain non-operating underground storage tanks as of the date hereof. In the event that it is reasonably practicable to do so, Shareholder shall remove the tanks and complete Remediation of such sites. If not so practicable, Shareholder agrees to reimburse Time Saver for the costs incurred by Time Saver in removing such tanks and in completing the Remediation of such sites to the extent of a Release provided that the underground storage tanks are not operated after the Closing Date, and further provided that such remediation meets the standards for a Qualifying Remediation.

                 (f) For a period of five (5) years from the Closing Date, Shareholder shall indemnify and hold harmless E-Z, in accordance with the provisions of Article 9, for any third party claims made for Damages related to any Environmental Claim arising from the property or assets of Time Saver or Delight prior to the Closing Date. Claims made in writing to Shareholder by E-Z during the first thirty (30) months from the Closing Date shall be presumed to relate to pre-Closing Date releases and those made during the second thirty
(30) months from the Closing Date shall be presumed to relate to post-Closing Date releases. In either case a party may rebut the presumption with evidence to the contrary.

                                                          E-Z SERVE

                                                          Final December 1, 1994



                 (g) Any payments to be made to either party pursuant to this Article 7 shall be made within 15 business days after written request therefor.

         8.      TERMINATION

                 8.1 This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing Date:

                 (a) by the mutual written consent of E-Z and the Shareholder;

                 (b) by E-Z or the Shareholder in writing without liability on the part of the terminating party (provided the terminating party is not in material default or breach of this Agreement and has not failed or refused to close without proper justification hereunder), if the Closing Date shall not have occurred on or before December 31, 1994;

                 (c) by either E-Z, on the one hand, or the Shareholder, on the other hand, in writing, without prejudice to other rights and remedies which the terminating party may have (provided the terminating party is not in material default or breach of this Agreement and has not failed or refused to close without justification hereunder), if the other party

                                                          E-Z SERVE

                                                          Final December 1, 1994



shall (i) fail to perform its or their covenants or agreements contained herein required to be performed prior to the Closing Date, or (ii) breach or have breached any of its or their representations or warranties contained herein; or

                 (d) by E-Z or Shareholder, respectively, for failure of a condition precedent to closing set forth in Section 4.1 or 4.2, respectively

         For purposes of this Agreement, it is expressly agreed that, subject to Section 3.6(d) hereof, the failure to obtain the Financing shall not constitute a default or failure to perform of E-Z.

                 8.2  Termination of this Agreement pursuant to this Article
8 shall terminate (i) all obligations of the parties hereunder, except for the obligations under Sections 10.6, 10.10, and 10.12 hereof and (ii) the obligations set forth in the next succeeding sentence of this Section 8.2, and
(iii) the obligations under the Confidentiality Agreement. Upon any termination of this Agreement each party hereto will redeliver all documents, work papers and other material of any other party relating to the transactions contemplated hereby, and all copies of such materials, whether so obtained before or after the execution hereof, to the party furnishing the same.

                                                          E-Z SERVE

                                                          Final December 1, 1994




         9.      INDEMNIFICATION

                 9.1 From and after the Closing Date, Shareholder agrees to indemnify and hold harmless E-Z, Time Saver, Delight, their successors and assigns, or any parent or subsidiary company of E-Z, Time Saver or Delight, and any employee, representative, director, officer or agent thereof (collectively, the "E-Z Indemnitees"), from and against any and all losses, liabilities, damages, including exemplary damages and penalties, deficiencies, fines, obligations, costs, judgments, expenses, taxes, and reasonable fees and expenses of counsel and agents who are not regular employees of such companies, including reasonable expenses of investigating, defending and prosecuting litigation (collectively, "Damages") which may be sustained, suffered or incurred by any of the E-Z Indemnitees, arising from, by reason of, caused by, or in any way related to (i) the breach or inaccuracy of any covenant, warranty, agreement or representation made by the Shareholder under this Agreement or any agreement referenced herein, (ii) the final determination of liability, deficiency or penalty against Time Saver or Delight incurred prior to the Closing Date but not reserved for on its Closing Financial Statements in accordance with GAAP applied on a basis consistent with that applied when preparing the Financial Statements, (iii) the Shareholder's failure in any respect to comply with or

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                                                          E-Z SERVE

                                                          Final December 1, 1994



perform any covenant or agreement contained in this Agreement or any agreement referenced herein, (iv) the business activities of Time Saver or Delight or Shareholder's ownership of Time Saver or Delight for the period on or prior to the Closing Date, excluding, however, all obligations or Damages which are reflected in the Closing Financial Statements, and (v) any Remediation or Environmental Claim related to the UST Sites identified on Exhibit 7.2(e).

                 9.2 Notwithstanding any other provision of this section, the obligations of the Shareholder under this Agreement with respect to any representation, warranty, covenant or agreement contained in this Agreement (i) shall be limited to any such representation, warranty, covenant or agreement as is actually made by Shareholder, and (ii) shall not apply to any such losses, liabilities, damages, costs, judgments, expenses, taxes and fees that arise out of the negligence or misconduct of any of the parties otherwise entitled to indemnification (provided, however, that this clause shall not limit Time Saver's or Delight's indemnification rights relating to Time Saver's or Delight's negligent actions occurring prior to the Closing Date).

                 9.3 No monies shall be due to E-Z under this Article 9 unless the total of any amounts due exceeds $250,000 and the amount due under this Agreement shall be the

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                                                          E-Z SERVE

                                                          Final December 1, 1994



amount in excess of $250,000. The determination of whether the total amount due exceeds $250,000 shall be made on a pre-tax basis; provided that the foregoing deductible of $250,000 shall not apply to any claims made pursuant to
Section 6.7, Article 7 and Section 9.1(v) .

                 9.4  Excluding liability assumed by Shareholder pursuant to
Article 8 hereof, E-Z agrees to indemnify, defend and hold harmless Shareholder, any parent or subsidiary company of Shareholder, any employee or agent thereof, any current or former shareholder and any former director, officer, or employee of Time Saver or Delight who served or was employed prior to the Closing Date (collectively, the "Shareholder Indemnitees") against any and all Damages which may be sustained, suffered or incurred by any of the Shareholder Indemnitees, arising from, by reason of, caused by or in any way related to (i) the breach or inaccuracy of any covenant, warranty, agreement or representation made by E-Z under this Agreement or any agreement referenced herein, (ii) E-Z's failure in any respect to comply with or perform any covenant or agreement contained in this Agreement or any agreement referenced herein, or (iii) the business activities of Time Saver or Delight or E-Z's ownership of Time Saver or Delight for the period from and after the Closing Date.

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                                                          E-Z SERVE

                                                          Final December 1, 1994




                 9.5 Each indemnified party hereunder agrees that promptly upon its discovery of facts giving rise to a claim for indemnity under the provisions of this Agreement, including receipt by it of notice of any demand, assertion, claim, action or proceeding, judicial or otherwise, by any third party (such claims for indemnification and third party actions being collectively referred to herein as the "Claims"), with respect to any matter as to which it claims to be entitled to indemnity under the provisions of this Agreement, it will give prompt notice thereof in writing to the indemnifying party, together with a statement of such information respecting any of the foregoing as it shall have. Such notice shall include a formal demand for indemnification under this Agreement.

                 9.6 The indemnifying party shall be entitled at its cost and expense to contest and defend by all appropriate legal proceedings any Claim with respect to which it is called upon to indemnify the indemnified party under the provisions of this Agreement; provided, that notice of the intention so to contest shall be delivered by the indemnifying party to the indemnified party within 20 days from the date of receipt by the indemnifying party of notice by the indemnified party of the assertion of the Claim. Any such contest may be conducted in the name and on behalf of the indemnifying party or the indemnified party as may be appropriate. Such contest shall be conducted by reputable counsel employed by the indemnifying party, but the indemnified party shall have the right but not

                                                          E-Z SERVE

                                                          Final December 1, 1994



the obligation to participate in such proceedings and to be represented by counsel of its own choosing at its sole cost and expense. The indemnifying party shall have full authority to determine all action to be taken with respect thereto; provided, however, that the indemnifying party will not have the authority to subject the indemnified party to any obligation whatsoever, other than the performance of purely ministerial tasks or obligations not involving material expense. If the indemnifying party does not elect to contest any such Claim, the indemnifying party shall be bound by the result obtained with respect thereto by the indemnified party. At any time after the commencement of the defense of any Claim, the indemnifying party may request the indemnified party to agree in writing to the abandonment of such contest or to the payment or compromise by the indemnified party of the asserted Claim, whereupon such action shall be taken unless the indemnified party determines that the contest should be continued, and so notifies the indemnifying party in writing within 15 days of such request from the indemnifying party. If the indemnified party determines that the contest should be continued, the indemnifying party shall be liable hereunder only to the extent of the amount that the other party to the contested Claim had agreed unconditionally to accept in payment or compromise as of the time the indemnifying party made its request therefor to the indemnified party.

                                                          E-Z SERVE

                                                          Final December 1, 1994




                 9.7 If requested by the indemnifying party, the indemnified party agrees to cooperate with the indemnifying party and its counsel in contesting any third party Claim that the indemnifying party elects to contest or, if appropriate, in making any counterclaim against the person asserting the Claim, or any cross-complaint against any person, and the indemnifying party will reimburse the indemnified party for any expenses incurred by it in so cooperating. If the indemnifying party has not chosen to contest a Claim, the indemnifying party shall cooperate with the indemnified party and its counsel in contesting any Claim at no cost or expense to the indemnified party.

                 9.8 The indemnified party agrees to afford the indemnifying party and its counsel the opportunity to be present at, and to participate in, conferences with all persons, including governmental authorities, asserting any Claim against the indemnified party or conferences with representatives of or counsel for such persons.

                 9.9 The indemnifying party shall pay to the indemnified party in immediately available funds any amounts to which the indemnified party may become entitled by reason of the provisions of this Agreement, such payment to be made within five days after any such amounts are finally determined either by mutual agreement of the parties hereto or pursuant to the final unappealable judgment of a court of competent

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                                                          E-Z SERVE

                                                          Final December 1, 1994



jurisdiction. Each indemnified party agrees to use its best efforts to pursue any claims related to the event giving rise to the Damages or rights it may have against any third party which would materially reduce the amount of Damages otherwise incurred by such indemnified party.

         10.     GENERAL PROVISIONS

                 10.1 Unless otherwise expressly provided otherwise to the contrary in this Agreement, all representations and warranties of the Shareholder and E-Z made in or pursuant to this Agreement, or any exhibit, schedule or annex hereto, or in any document or instrument delivered hereunder, or in connection with the transactions contemplated hereby, shall survive the Closing Date for a period of one (1) year and shall be fully enforceable for such period, except to the extent that the party making the claim of such breach has knowledge acquired before the Closing Date of any fact in variance with or of any breach of, any representation or warranty.

                 10.2 Shareholder represents to E-Z and E-Z represents to the Shareholder, that no broker or finder has been involved in this transaction. Any commission or fee

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                                                          E-Z SERVE

                                                          Final December 1, 1994



which is or will be due to any broker or lender retained or alleged to have been retained by any party to this Agreement, will be paid by such party.

                 10.3 This Agreement, the exhibits attached hereto, and any letter agreements or other documents executed by the parties on or before the Closing Date together constitute the entire agreement between the parties and supersede and cancel any other agreement, representation or communication, whether oral or written, between the parties relating to the transactions contemplated herein or the subject matter hereof. All information required or permitted by this Agreement to be disclosed on an Exhibit shall be deemed to have been so disclosed if such information appears on any other Exhibit pertaining to similar information.

                 10.4 The tables and section headings in this Agreement are for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

                 10.5 All notices, requests, demands and other communications to be given hereunder shall be in writing and shall be deemed to have been duly given if delivered in person or by courier service requiring acknowledgment of receipt of delivery or mailed by certified mail, postage prepaid and return receipt requested, or by telecopier: (i) if to E-Z,

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                                                          E-Z SERVE

                                                          Final December 1, 1994



at 2550 North Loop West, Suite 600, Houston, Texas 77092, Attention John Miller, Senior Vice President, with a copy to John L. Keffer, Bracewell & Patterson, L.L.P., 711 Louisiana, Suite 2900, Houston, Texas 77002; (ii) if to Shareholder, at 700 East 30th Street, Hutchinson, Kansas 67502, Attention:
Frank Remar, Senior Vice President, with a copy to Bruce M. Gack, Esq., The Kroger Co., 1014 Vine Street, Cincinnati, Ohio 45202-1100; or to such other person or address as may be specified from time to time by the person entitled to receive such notice. Notice given by personal delivery, courier service or mail shall be effective upon actual receipt. Notice given by telecopier shall be confirmed by appropriate answer back and shall be effective upon actual receipt if received during the recipient's normal business hours, or at the beginning of the recipient's next business day after receipt if not received during the recipient's normal business hours. All Notices by telecopier shall be confirmed promptly after transmission in writing by certified mail or personal delivery.

                 10.6 All details of this transaction shall be kept confidential and may be disclosed only to those persons or entities to whom such disclosures shall be reasonably required. In the event the transactions contemplated hereby are not consummated, each party shall return to the other all documents furnished by the other, and all copies thereof shall be likewise returned.

                                                          E-Z SERVE

                                                          Final December 1, 1994




                 10.7 This Agreement may be amended only by a written instrument executed by the Shareholder and E-Z. The failure of a party to exercise any right or remedy shall not be deemed or constitute a waiver of such right or remedy in the future. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided.

                 10.8 In the event that either party objects to a matter disclosed in a financial statement or review prepared pursuant to Section 1.2 or Section 9.1 hereof, it shall advise the other party of such objection in writing (the "Notice") within thirty (30) days of its receipt of such financial statement or review, and the parties shall endeavor to resolve the dispute within thirty (30) days of the Notice. If the parties are unsuccessful in resolving the dispute, they shall retain the independent public accounting firm of Ernst & Young, whose determination of the disputed items, which the parties shall endeavor to have completed within one hundred twenty (120) days, shall be binding on the parties. Shareholder and E-Z shall bear equally the cost of the services provided by such independent public accounting firm.

                                                          E-Z SERVE

                                                          Final December 1, 1994



                 10.9 The parties acknowledge that this contract reflects significant negotiations between the parties and agree that no provision of this Agreement shall be construed against the party which drafted this Agreement.

                10.10 This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Kansas (excluding any conflicts-of-law rule or principle that might refer same to the laws of another jurisdiction).

                10.11 This Agreement and the rights and obligations hereunder shall bind and inure to the benefit of the parties and their respective personal representatives, heirs, successors and permitted assigns; but neither this Agreement nor any of the rights, benefits or obligations hereunder shall be assigned, by operation of law or otherwise, by any party hereto without the prior written consent of the other party; provided, that E-Z may assign this Agreement and E-Z's rights hereunder and under other documents entered into in connection herewith to financial institutions or their affiliates providing any financing for this transaction or any refinancing thereof; and provided further, that upon foreclosure or sale in lieu of foreclosure or deed in lieu of foreclosure or deed of any of the assets of E-Z to its affiliates of E-Z's rights hereunder or under other documents entered into in connection herewith or a substantial portion thereof by or to any such financial institutions

                                                          E-Z SERVE

                                                          Final December 1, 1994



or their affiliates, the representations, warranties, obligations, covenants, agreements and indemnities of the Shareholder herein and in such other documents will inure to the benefit of such financial institutions (or their
affiliates) or any such purchaser or grantee.   Except for the foregoing,
nothing in this Agreement, express or implied, is intended to confer upon any person or entity other than the parties hereto and their respective successors and permitted assigns, any rights, benefits or obligations hereunder.

                 10.12 Except as otherwise provided in this Agreement, E-Z and the Shareholder shall each pay their own costs and expenses incurred by them or on their behalf in connection with this Agreement and the transactions contemplated hereby.

                 10.13 If any provision of the Agreement is rendered or declared illegal or unenforceable by reason of any existing or subsequently enacted legislation or by decree of a court of last resort, E-Z and the Shareholder shall promptly meet and negotiate substitute provisions for those rendered or declared illegal or unenforceable, but all of the remaining provisions of this Agreement shall remain in full force and effect.

                 10.14 All references to "E-Z Serve Corporation" in the headings of the Exhibits hereto shall be deemed to be references to "E-Z Serve Convenience Stores, Inc."

                                                          E-Z SERVE

                                                          Final December 1, 1994



                 10.15 This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                 IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have signed this Agreement as of the 2nd day of December, 1994.

                                        DILLON COMPANIES, INC.



                                        By: /s/ Frank J. Remar
                                            -----------------------------
Attest:                                     Frank J. Remar
                                            Senior Vice President

/s/ Robert L. Meyers
-------------------------------
      Vice President                    E-Z SERVE CONVENIENCE STORES, INC.



                                        By: /s/ John T. Miller
                                            -----------------------------
                                            John T. Miller
                                            Senior Vice President

Attest:
        /s/ H. E. Lambert
-----------------------------------------
        Assistant Secretary

                                                                       E-Z SERVE

                                                          Final December 1, 1994




E-Z SERVE CORPORATION joins in the execution hereof for the purposes of unconditionally guarantying the performance and undertakings of E-Z under this Agreement.

                                        E-Z SERVE CORPORATION



                                        By: /s/ John T. Miller
                                            ------------------------
                                            John T. Miller
                                            Senior Vice President
Attest:

/s/ H. E. Lambert
-------------------------
Assistant Secretary


STATE OF KANSAS
                                         SS.
COUNTY OF

BE IT REMEMBERED, That on this 2nd day of December, 1994, before me, a Notary Public in and for said County and State, personally appeared Frank J. Remar, and Robert L. Meyers, Senior Vice President and Assistant Secretary, respectively, of DILLON COMPANIES, INC., the corporation, whose name is subscribed to and which executed the foregoing instrument, and for themselves and as such officers respectively, and for and on behalf of the corporation, acknowledged the signing and execution of said instrument as their free and voluntary act and deed as such officers respectively, and the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned.

         IN TESTIMONY WHEREOF, I have hereunto subscribed my name and affixed my official seal, on the day and year last aforesaid.

                                                         /s/ Faith W. White
                                                         ----------------------
                                                         Notary Public
My Commission Expires:  12/29/94

                                                          E-Z SERVE

                                                          Final December 1, 1994





STATE OF TEXAS
                                SS.
COUNTY OF HARRIS

         BE IT REMEMBERED, That on this 2nd day of December, 1994, before me, a Notary Public in and for said County and State, personally appeared John T. Miller, and H.E. Lambert, Senior Vice President and Assistant Secretary, respectively, of E-Z Serve Convenience Stores, Inc., the corporation, whose name is subscribed to and which executed the foregoing instrument, and for themselves and as such officers respectively, and for and on behalf of the corporation, acknowledged the signing and execution of said instrument as their free and voluntary act and deed as such officers respectively, and the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned.


         IN TESTIMONY WHEREOF, I have hereunto subscribed my name and affixed my Notarial seal, on the day and year last aforesaid.


ANDRE MASSEY                                            /s/ Andre Massey
Notary Public, State of Texas                           -----------------------
My Commission Expires 05-20-97                          Notary Public


My Commission Expires:   May 20, 1997

STATE OF TEXAS
                       SS.
COUNTY OF HARRIS

         BE IT REMEMBERED, That on this 2nd day of December, 1994, before me, a Notary Public in and for said County and State, personally appeared John T. Miller, and H.E. Lambert, Senior Vice President and Assistant Secretary, respectively, of E-Z Serve Corporation, the corporation, whose name is subscribed to and which executed the foregoing instrument, and for themselves and as such officers respectively, and for and on

                                                          E-Z SERVE

                                                          Final December 1, 1994



behalf of the corporation, acknowledged the signing and execution of said instrument as their free and voluntary act and deed as such officers respectively, and the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned.

         IN TESTIMONY WHEREOF, I have hereunto subscribed my name and affixed my Notarial seal, on the day and year last aforesaid.

[SEAL]

                                        /s/ Andre Massey
                                        Notary Public

 My Commission Expires:  May 20, 1997